                                                                   EXHIBIT 10(f)

                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of ________, between HECHINGER INVESTMENT COMPANY OF DELAWARE, INC. ("Hechinger" or the "Company") and ___________ (the "Employee").

       WHEREAS, the Company and the Employee desire to enter into this Agreement to assure the Company of the services of the Employee for the benefit of the Company and to set forth the respective rights and duties of the parties hereto;

       WHEREAS, the Company is in the business of owning, operating and managing stores that in the aggregate provide products and services for the care, repair, remodeling and maintenance of the home or garden in the geographic region of the United States ("Business");

       NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, the Company and the Employee agree as follows:

                                    ARTICLE 1

                                   Employment
                                   ----------

       1.1  Employment and Title:

            The Company hereby employs the Employee, and the Employee hereby accepts such employment as the ______________ of the Company, upon the terms and conditions set forth herein.

       1.2  Services.

            (a) During the Term of Employment, as set forth later in this Agreement, the Employee agrees to perform diligently and in good faith such duties and services of the Company under the direction of _______________ consistent with the position of __________. The Employee agrees to devote his best efforts and all of his full business time, energies and abilities to the services to be performed for the Company and for the exclusive benefit of the Company, provided, that this clause shall not be construed to prevent the Employee from personally, and for his own account, trading in stocks, bonds, securities, real estate, or other forms of investment for his own benefit, so long as any such activity does not interfere with the

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performance of his duties to the Company. The Company shall vest the Employee with such authority as is generally concomitant with the position to which he is appointed.

       1.3  Location.

            The principal place of employment and location of the Employee's principal office and ordinary place of work shall be in Largo, Maryland; provided, however, the Employee shall, when requested by his superiors, or may, if he determines it to be reasonably necessary, temporarily perform services outside said area as are reasonably required for the proper performance of his duties under this Agreement.

       1.4  Exclusivity.

            The Employee shall not, without the prior written consent of the Company, directly or indirectly, during the term of this Agreement render services of a business, professional or commercial nature to any other person or entity, whether for compensation or otherwise.

       1.5  Representations.

            Each party represents and warrants to the other that he/it has full power and authority to enter into and perform this Agreement and that his/its execution of and performance of this Agreement shall not constitute a default under or breach of any of the terms of any agreement to which he/it is a party or under which he/it is bound. Each party represents that no consent or approval of any third party is required for his or its execution, delivery and performance of this Agreement. The Employee further represents and warrants to the Company that he is free to accept this employment, and that he has no other obligations or commitments of any kind to any one which would in any way hinder or interfere with this acceptance of, full performance of his obligations under, or exercise of his best efforts with respect to, this Agreement.

                                    ARTICLE 2

                                      Term
                                      ----

       2.1  Term.

            The term of the Employee's employment hereunder (the "Term") shall commence on _____________ the "Commencement Date") and shall continue until (but not including) the
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third anniversary of the Commencement Date (the "Scheduled Termination Date")
unless earlier terminated pursuant to the provisions of this Agreement.

                                    ARTICLE 3

                                  Compensation
                                  ------------

       3.1  Salary.

            As compensation for the services to be rendered by the Employee, the Company shall pay the Employee, during the Term of this Agreement, an annual salary in the amount of _____________, less applicable state and federal withholdings and other elected deductions, which salary shall accrue weekly (prorated for periods less than a week) and shall be payable in bi-weekly installments, in arrears.

       3.2  Other Compensation.

            During the Employee's Term, the Employee shall be entitled to participate in such compensatory plan, contract or arrangement that is generally available to the Company's officers from time to time, including, but not limited to (a) the annual bonus consistent with the Company's then current written bonus policy, except that the Employee's bonus for 1998 will not be pro-rated and (b) the Centers Holdings Inc. Management Stock Incentive Plan ("Stock Option Plan") by receiving an option(s) to receive _______ shares of Centers Holding Inc. common stock. The option(s) is evidenced by the Stock Option Agreement executed, attached to and incorporated by reference in this Agreement as Exhibit ___. The option(s) shall be subject to and in accordance with the terms of the Stock Option Plan, as it may exist from time to time and shall be subject to the terms of the Stock Option Agreement as executed, attached to and incorporated by reference in this Agreement as Exhibit ___.

       3.3  Benefits and Perquisites.

            The Employee shall be entitled, during the employment Term, to the same medical, hospital, dental, life and disability insurance coverage and benefits, vacations, participation in the Hechinger 401(k) and Profit Plan, and other perquisites, as are generally available to the Company's officers on the Commencement Date or as otherwise agreed to and set forth in Exhibit ___ to this Agreement. Such other perquisites include, without limitation, participation in the Company's paid "time-off" program that provide up to twenty-four (24) days



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off per year with pay to be used for holidays, sick days, vacations, or other absences; the Company's Executive Relocation Policy; and automobile allowance. Notwithstanding the foregoing, the Employee shall not have less than fifteen
(15) days off per year under any such "time off" program.

       3.4  Withholding.

            Any and all amounts payable under this Agreement, including, without limitation, amounts payable in the event of the termination hereof under Sections 7.3 and 7.4 hereof, are subject to withholding for such federal, state and local taxes as the company in its reasonable judgment determines to be required pursuant to any applicable law, rule or regulation.

       3.5  Annual Review.

            No less frequently than annually, the Board of Directors of the Company shall review the Employee's performance of his duties and services under this Agreement, and may, commensurate with the employee's and the Company's performance and subject to the approval of the Board of Directors of the Company, increase, buy not decrease, the salary, stock options, other compensation and benefits payable to the Employee under this Agreement during the remaining Term.

                                    ARTICLE 4

                   Working Facilities, Expenses and Insurance
                   ------------------------------------------

       4.1  Working, Facilities and Expenses.

            The Employee shall be furnished with an office at the principal office of the Company, or at such other location as may be agreed to by the Employee and the Board of Directors of the Company, and other assistance adequate for the performance of his duties hereunder. Subject to the Company's then current policies, the Company shall reimburse the Employee for all the Employee's reasonable expenses incurred while employed and performing his duties under and in connection with the terms and conditions of the Agreement, subject to the Employee's full appropriate documentation, including, without limitation, receipts for all such expenses in the manner required pursuant to Company's policies and procedures and the Internal Revenue Code.

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       4.2  Insurance.

            The Company may secure in its own name or otherwise, and at its own expense, life, disability and other insurance covering the Employee or the Employee and others, and the Employee shall not have any right, title or interest in or to such insurance other than as expressly provided herein. The employee agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physicians(s) as the Employee, the Company or such insurance company may agree to and designate and by signing such applications and other written instruments as may be required by the insurance companies to which application is made for such insurance.

                                    ARTICLE 5

                              Illness or Incapacity
                              ---------------------

       5.1  Right to Terminate.

            If, during the Term of this Agreement, the Employee shall be unable to perform in all material respects his duties hereunder for a period exceeding one hundred twenty (120) consecutive calendar days, or a total of one hundred eighty-six (186) non-consecutive calendar days, by reason of illness or incapacity, this Agreement may be terminated by the Company at its election pursuant to Section 7.2(b) hereof.

       5.2  Right to Replace.

            Subject to Article 5.1, if the Employee's illness or incapacity, whether by physical or mental cause, renders him unable for a minimum period of 30 consecutive calendar days to carry out his duties and responsibilities as set forth herein, the Company shall have the right to designate a person to temporarily succeed the Employee in the capacity described in Article 1 hereof; provided, however, that if the Employee returns to work from such illness or incapacity within the six (6) month period following his inability due to illness or incapacity, he shall be entitled to be reinstated in the capacity described in Article 1 hereof with all duties and privileges attendant thereto.

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       5.3  Rights Prior to Termination

            Subject to offset by payments received under available disability plans, the Employee shall be entitled to his full remuneration and benefits hereunder during such illness or incapacity unless and until an election is made by the Company to terminate this Agreement in accordance with the provisions of this Article.

                                    ARTICLE 6

                                 Confidentiality
                                 ---------------

       6.1  Confidentiality.

            During the Term of this Agreement and at all times thereafter, the Employee agrees to maintain the confidential nature of all trade secrets, including, without limitation, development ideas, acquisition strategies and plans, financial information, records, "know-how," methods of doing business, customer, supplier and distributor lists and all other confidential information of the Company. The Employee shall not be obligated to maintain the confidential nature of information the disclosure of which is required by law or which already is in the public domain. The Employee shall not use (other than in connection with his employment), in any way whatsoever, such trade secrets except as authorized in writing by the Company. The Employee shall, upon terminating his employment, deliver to the Company any and all records, books, documents or any other materials whatsoever (including all copies thereof) containing such trade secrets, which shall be and remain the property of the Company.

       6.2  Ownership of Records.

            All documents, papers, materials, notes, books, correspondence, drawings and other written and graphical records relating to the Business of the Company which the Employee shall prepare or use, or come into contact with, shall be and remain the sole property of the Company. The Employee shall be allowed to remove any of the above listed materials from the Company's premises for a business purpose for use at Employee's home or elsewhere, unless specifically prohibited by a written notice received from the Company.

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                                    ARTICLE 7

                                   Termination
                                   -----------

       7.1  Termination For Cause.

            This Agreement and the employment of the Employee may be terminated by the Company "For Cause" in any of the following circumstances:

            (a) The Employee has committed any act or acts of fraud or misappropriation that result in or are intended to result in this personal enrichment at the expense of the Company;

            (b) The Employee is in default in a material respect in the performance of his obligations, services or duties hereunder, which shall include, without limitation, the Employee's disregarding the instructions from the Company's Chairman of the Board concerning the conduct of his duties hereunder, the Employee's failure to achieve agreed upon performance objectives, the Employee's acting in a manner materially inconsistent with the policies of the Company or its affiliates, as promulgated from time to time in writing and which are generally applicable to all employees and/or senior executives of the Company, the Employee's acting in a manner materially inconsistent with the customary standards of performance applicable to persons in similar positions in the industry of providing, in the aggregate, products or services for the care, repair, remodeling and maintenance of the home or garden in the United States, or if the Employee has breached any other material provision of this Agreement; provided that if, and only if, such default or breach is curable, the Employee shall not be in default hereunder unless he shall have failed to cure such default or breach within a reasonable period of time (depending upon the type of default or breach) after receipt of written notice thereof by the Company to the Employee;

            (c) The Employee is grossly negligent, which causes substantial damage or loss to the Company, or engages in willful misconduct in the performance of his duties hereunder; or

            (d) The Employee has engaged in illegal activities which, individually, or in the aggregate, reflect substantially and materially adversely upon, or have a substantially and materially adverse impact on, the Company. A determination For Cause under this Section 7.1 shall be effective upon the date set forth in a written notice of termination delivered to the Employee.

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       7.2  Termination Without Cause.

            This Agreement and the employment of the Employee may be terminated "Without Cause" as follow:

            (a) By mutual agreement of the parties hereto;

            (b) At the election of the Company at any time by its giving at least thirty (30) days advance written notice to the Employee;

            (c) At the election of the Employee by his giving written notice to the Company in the event that the Company shall default in or breach the performance of any of its obligations under this Agreement, or in the event that the Company shall effect a material diminution or material adverse change in the Employee's title, responsibilities or duties; provided, that if, and only if, such default, breach, diminution or change is curable, the Employee may not elect to give notice under this Section 7.2(c), unless the Company shall have failed to cure such default, breach, diminution or change within fifteen (15) days of written notice thereof provided by the Employee to the Company; or

            (d) Upon the Employee's death.

       A termination Without Cause under this Section 7.2 shall be effective upon the date set forth in a written notice of termination delivered hereunder, which shall be not less than thirty (30) days nor more than forty-five (45) days after the giving of such notice, except for the termination pursuant to Section 7.2(d) hereof, which shall be automatically effective upon the occurrence of the event described therein.

       7.3  Effect of Termination For Cause.

            If the Employee's employment is terminated For Cause:

            (a) The Employee shall be entitled to accrued salary through the date of termination;

            (b) The Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of
Section 4.1 hereof; and

            (c) Except as provided in Article 11 and the Stock Option Agreement, this Agreement shall thereupon be of no further force and effect.

       7.4  Effect of Termination Without Cause.

            If the Employee's employment is terminated Without Cause:
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            (a) The Employee shall be entitled to accrued salary through the date of termination;

            (b) The Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of
Section 4.1 hereof, and

            (c) Subject to Section 7.5 and except in the case of a termination Without Cause under Section 7.2(d), the Employee shall be entitled to receive all amounts of salary as would have been payable under Section 3.1 hereof through the Scheduled Termination Date, which amounts shall be paid as and when the same would have been payable under the Agreement had it not been terminated;

            (d) Subject to Section 7.5 and except in the case of a termination Without Cause under Section 7.2(d), the Employee shall be entitled to received all medical, hospital and dental coverage and benefits as would have been payable under Section 3.3 hereof through the Scheduled Termination Date, which amounts shall be paid as and when the same would have been payable under the Agreement had it not been terminated, and if the Employee is not entitled to participate in any such benefit plan under the terms thereof following the termination, then the Company shall provide the Employee with substantially identical coverage and benefits;

            (e) Subject to Section 7.5, if the Employee is participating in a Company bonus plan as of the date of termination, he shall be entitled to an accrued bonus through the date of termination, computed on a per diem basis based upon the bonus which would have otherwise been payable to the Employee for the fiscal year during which the date of termination falls had the Agreement not been terminated, computed on the same basis as in effect immediately prior to the date of termination, which bonus shall be paid as and when the same would have otherwise been payable under the bonus plan had the Agreement not been terminated; and

            (f) Except as provided in Article 11 and the Stock Option Agreement, this Agreement shall be of no further force or effect.

       7.5  Mitigation and Offset.

            In the event of a termination of employment hereunder, the Employee shall be under no obligation to seek alternative employment or other gainful occupation during the period from the termination of this Agreement through the Scheduled Termination Date (the "Unexpired Term") by the way of mitigation of amounts payable to the Employee under this Article 7;

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provided, however, that if the Employee provides, directly or indirectly
(including through any personal service entity), any services (whether as employee, consultant, independent contractor or otherwise) to any person or business (a "Third Party") during the Unexpired Term, all amounts paid or payable to the Employee by or on behalf of such Third Party in respect thereof ("Offset Amounts") shall reduce any amounts payable thereafter by the Company to the Employee under Sections 7.4(c), (d) and (e) hereof on a dollar-for-dollar basis. Upon the request of the Company, from time to time, the employee shall certify in writing to the Company all Offset Amounts received or receivable by him and shall provide the Company with true copies of all written agreements and a summary of the terms of all oral agreement pursuant to which such Offset Amounts are paid or payable to the Employee.

       7.6  Full Settlement.

            The payments provided for in Article 7 of this Agreement are in full settlement of any claims the Employee may have against the Company arising out of his termination, including, but not limited to, any claims for wrongful discharge; provided, however, that nothing herein shall limit any rights or obligations of the parties under any other agreement with the Company or any pension, retirement, stock option, preferred compensation or other benefit plans of the Company which are applicable to the Employee and which provide for specified rights and obligations in the event of a termination of the Employee's employment with the Company.

                                    ARTICLE 8

                      Non-Competition and Non-Interference
                      ------------------------------------

       8.1  Non-competition.

            The Employee agrees that during the Term hereof and for a period of twelve months thereafter, the Employee will not, without the express written consent of the Company, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm partnership, corporation or other entity, own, manage, control, join, or participate in the ownership, management, operation, or control of, or be financially interested in or advised, lend money to, or be employed by or provide consulting services to, or be connected in any manner with a Competitive Business. For purposes of this Agreement a Competitive Business is (i) any business or enterprise whose primary business, in the aggregate, is providing products or services
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for the care, repair, remodeling and maintenance of the home or garden; (ii)
that has generated gross annual revenues of at least One Hundred Million Dollars ($100,000,000) from the sale of such products or services in any of the three fiscal years preceding the date of the Employee's participation; and (iii) which owns or operates a facility in any location within twenty (20) miles of any geographical location, in which the Company owns or operates a facility. For purposes of this Agreement, the following entities or their respective successors or assigns are deemed to be Competitive Business whether or not they meet the preceding provisions:

            If Employee is terminated without cause and/or not paid pursuant to this Agreement, then Competitive Businesses shall be expressly defined as
____________.

            Ownership of less than 2% of the stock in a publicly held company that constitutes less than 2% of the net worth of Employee shall not be deemed a violation of this Section 8.1.

       8.2  Non-Interference.

            The Employee agrees that during the Term hereof and for a period of one year thereafter, the Employee will not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, induce or entice any employee of the Company to leave such employment or cause anyone else to do so.

       8.3  Severability.

            If any covenant or provision contained in Section 8.1 is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision.

                                    ARTICLE 9

                                    Remedies
                                    --------

       9.1  Equitable Remedies.

            The Employee and the Company agree that the services to be rendered by the Employee pursuant to this agreement, and the rights and interests granted and the obligations to be performed by the Employee to the Company pursuant to this Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by the Employee of any of the terms of the Agreement will cause the Company great and irreparable injury and damage. In the event of a breach or threatened breach of Article 6, Section 8.1 or Section 8.2, the Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of the Agreement, both pendente lite and permanently, against the Employee, as such breach would cause irreparable injury to the Company and a remedy at law would be inadequate and insufficient. Therefore, the Company may, in addition to pursing its other remedies, obtain an injunction from any court having jurisdiction in the matter restraining any further violation. The Employee agrees that a bond in the amount of $5,000 shall be adequate security for issuance of any temporary injunction. The Company shall also be entitled to such damages as it can show it has sustained, directly or indirectly, by reason of said breach.

       9.2  Rights and Remedies Preserved.

            Nothing in this Agreement except Section 7.6 and 10.11 shall limit any right or remedy the Company or the Employee may have under this Agreement or pursuant to law for any breach of this Agreement by the other party. Except as set forth in Sections 7.6 and 10.11, the rights granted to the Company and The Employee herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

                                   ARTICLE 10

                                  Miscellaneous
                                  -------------

       10.1 No Waivers.

            The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.
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       10.2 Notices.

            Any notice to be given to the Company and the Employee under the terms of this Agreement may be delivered personally, by Federal Express or by registered or certified mail, postage prepaid, and shall be addressed as follows:

               If to the Company:             Hechinger Co.
                                              Mark R. Adams
                                              Executive Vice President, CFO and
                                                 General Counsel
                                              1801 McCormick Drive
                                              Largo, MD  20774

               If to the Employee:

Either party shall notify the other in writing of any change in address. Any notice shall be deemed duly given (i) when personally delivered, or (ii) on the third day after it is mailed by registered or certified mail, postage prepaid, as provided herein.

       10.3 Severability.

            The provisions of this Agreement are severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

       10.4 Successors and Assigns.

            The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, including the survivor upon any merger, consolidation or combination of the Company with any other entity. The Employee shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him hereunder to any person or entity, nor to assign or transfer any rights hereunder.

       10.5 Entire Agreement.

            With respect to the terms of Employee's employment, this Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Agreement was the subject of negotiation by the parties hereto and their counsel. The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding which involves the interpretation of any provisions of this Agreement.

       10.6 Governing Laws.

            This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without reference to the conflict of law principles thereof.

       10.7 Section Headings.

            The section heading contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

       10.8 Further Assurances.

            Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

       10.9 Gender.

            Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

       10.10 Counterparts.

            This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

       10.11 Arbitration.

            The parties hereto agree that any dispute concerning or arising out of the provisions of the Agreement shall be resolved by arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall be held in Washington, D.C. and the decision of the arbitrator(s) shall be conclusive and binding on the parties and shall be enforceable by either party in any court of competent jurisdiction. The arbitrator may, in his or her discretion, award attorney's fees and costs to such party as he or she sees fit in rendering his or her decision. Notwithstanding the foregoing, if any dispute arises hereunder as to which the company desires to exercise any rights or remedies under Section 9.1, either the Employee or the Company mat, in its discretion, in lieu of submitting the matter to arbitration, bring an action thereon in any court of competent jurisdiction. Said court may grant any and all relief available in equity or at law. In such action, the prevailing party shall be entitled to reasonable attorney's fees and costs as may be awarded by the court.

                                   ARTICLE 11

                                    Survival
                                    --------

       11.1 Survival

            The provisions of Article 6, 8, 9 and 10 and Sections 7.3, 7.4, 7.5 and 7.6 of this Agreement shall survive the termination of this Agreement whether upon, or prior to, the Scheduled Termination Date hereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written

                                         COMPANY NAME

                                         By:
-----------------------------                -----------------------------
                                         Name:
                                               ---------------------------
                                         Title:
-----------------------------                 ----------------------------
As to the Company


-----------------------------            ---------------------------------



-----------------------------
As to the Employee